EXHIBIT 1.1
BROKER DEALER AGREEMENT

CROWN EXPLORATION PARTNERS, LTD.
4024 Nazarene Drive
Carrollton, Texas  75010

 , 2011

Re: CROWN EXPLORATION FUND I, L.P.

Ladies and Gentlemen:

Crown Exploration Partners, Ltd. is a Texas limited partnership (“Crown,” “we,” or “us”) that intends to serve as the managing general partner of Crown Exploration Fund I, L.P. (the “Partnership”), to be formed under the laws of Texas.  The Partnership will be formed to develop and own interests in oil and natural gas properties located in the state of Texas.  The objective of the Partnership will be to generate revenue from the interests, distribute cash to the partners and provide tax benefits.

We are authorized to engage Texas Securities, Inc. (“you”) as a broker dealer for the offer and sale of preformation units of limited and additional general partner interests (the “Units”) to be placed with qualified investors, and to pay you commissions and fees for Units sold by you, all as is more fully set forth herein. In further consideration of your participation in the offering and sale of the Units, and as an inducement to you to become a broker dealer, Crown, by its execution of this Agreement, agrees to extend to you certain benefits, and to indemnify you against certain civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Unless the context otherwise requires, all of the capitalized terms used herein shall have the meaning given to such terms in the in the Prospectus (as defined below). You are hereby invited to become a broker dealer and, as such, to use your best efforts to procure purchasers of Units in accordance with the terms and provisions of this Broker Dealer Agreement (this “Agreement”).

1.           REPRESENTATIONS AND WARRANTIES OF CROWN.

Crown represents and warrants that:

(a)            Representations and Warranties. Crown and the Partnership are offering up to $8,400,000 of Units consisting of 84 Units of limited partnership and 252 Units of additional general partnership interests at a price of $25,000 per Unit (the “Offering”) with fractional Units available as described in the Partnership’s Prospectus, as supplemented from time to time (the “Prospectus”), a copy of which has been furnished to you.  The Prospectus will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Crown does not make and will not make any representations or warranties with respect to statements or omissions made in reliance upon and in conformity with written information furnished to Crown with respect to you, by you or on your behalf expressly for use in the Prospectus or any amendments or supplements thereof.

 (b)           The Partnership . Upon its formation, the Partnership will be duly organized and validly existing and in good standing under the laws of the State of Texas with full power and authority to conduct the business in which it will be engaged as described in the Prospectus.

 (c)           The Units . The Units, when issued, will be duly and validly issued and will conform to the description thereof contained in the Prospectus; such Units are not subject to the preemptive rights of any Unit holder of the Partnership; and all action required to be taken for the authorization, issue and sale of such Units has been validly and sufficiently taken.

 (d)           Investment Company Ac . The Partnership does not intend to conduct its business so as to be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulation thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

 (e)            Authorization of Agreement . The execution and delivery of this Agreement, the consummation of the transactions herein and the compliance with the terms hereof by Crown and the Partnership  do not and will not conflict with or constitute a default under the organizational documents of such entities, or any indenture, mortgage, deed of trust, lease or other agreement or instrument to which Crown or the Partnership are a party as of this date, or any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Crown and the Partnership, or any of our respective property; and no consent, approval, authorization or order of any court or other governmental agency or body has been or is required for the performance of this Agreement by Crown or the Partnership, or for the consummation of the transactions contemplated hereby and thereby.

 (f)            Materials Provided . To the knowledge of Crown, all materials provided by Crown or any of its affiliates to you, including materials provided to you in connection with your due diligence investigation relating to the Offering, were materially accurate as of the date provided.

 (g)           Supplemental Sales Materials . Any and all supplemental sales materials prepared by Crown, any of its affiliates for use with potential investors in connection with the Offering, when used in conjunction with the Prospectus, will not at the time provided for use, include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. If at any time any event occurs as a result of which such supplemental sales materials when used in conjunction with the Prospectus would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, Crown will promptly notify you thereof. You agree to terminate any use of such supplemental sales materials after being informed as provided in the previous sentence.

 (h)          Compliance with the Securities Act . The registration statement has been prepared and filed by Crown (the “Registration Statement”) in conformity with the Securities Act and the applicable instructions and regulations thereto (“Regulations”). The Commission has not issued any order preventing or suspending the use of any prospectus or preliminary prospectus filed with the Registration Statement or any amendments thereto. At the time the Registration Statement becomes or became effective (the “Effective Date”) and at the time that any post-effective amendment thereto becomes effective and at all times subsequent thereto up to the final termination of the Offering, the Registration Statement and Prospectus (as amended or as supplemented) will contain all statements which are required to be stated therein in accordance with the Securities Act and the Regulations and will in all respects conform to the requirements of the Securities Act and the Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.           OFFERING AND SALE OF UNITS.

 (a)           On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, we hereby appoint you as a broker dealer during the Offering Periods to offer to potential investors in the Partnership, in accordance with the terms of the Prospectus, up to 84 Units of limited partnership and 252 Units of additional general partnership interests at a price of $25,000 per Unit, and you agree to use your best efforts as broker dealer to offer and sell such number of Units to potential investors at the price and in accordance with the terms stated in the Prospectus.

 (b)           All sales of Units will be conditioned upon acceptance by Crown of the subscription agreement of each subscriber for Units duly executed by each such subscriber and accompanied by payment of the purchase price for the Units subscribed for by each such subscriber. Crown shall have the right, in its sole discretion, to reject the subscription of any potential purchaser of Units.

 (c)           The offering of Units by you will be made to potential investors solely in the states in which you are registered to sell.

 (d)           The Units will be offered and sold by you only to persons who warrant or represent that they or their beneficiaries meet the financial suitability requirements set forth in the Prospectus and such other conditions as may be required by the states in which the Units are offered or sold.

 (e)           Subject to the terms and conditions herein set forth, we agree that we shall pay to you, in cash, commissions equal to an aggregate 8%  (which amount shall in no event exceed 8%) of the Partnership subscriptions of subscribers whose subscriptions were obtained by you in your capacity as broker dealer pursuant to this Agreement, such commissions to be paid within three (3) business days after the closing date for the Offering (the “Closing Date”). Prior to the time the Partnership has been formed and funded, Crown may advance funds from its own working capital for payment of sales commissions for Units that have been accepted and cleared in bona fide transactions.

 (f)           Pursuant to the terms of the Prospectus, you may, in your sole discretion, waive any or all of the commissions payable to you by us with respect to sales of Units in the Offering made to any of your respective officers, directors, employees or registered representatives. Any Units so purchased will be held for investment and not for resale.

 (g)           Notwithstanding the provisions of Section 2(e) of this Agreement, you understand and agree that no commissions shall be payable to us or to you if Crown has not received and accepted subscriptions aggregating at least $1,000,000 (the “Minimum Offering”) for the Partnership by the termination date for the Offering set forth in the Prospectus (the “Termination Date”).

3.           SUBSCRIPTION PAYMENTS.

 (a)           Payments received by us or you for subscriptions shall be made payable to “First Security Bank, N.A., Escrow Agent for Crown Exploration  Fund I, L.P.”

 (b)           You shall transfer all such funds to the escrow agent by noon of the next business day after receipt by you for deposit in escrow in accordance with the Prospectus. In the event that the Minimum Offering is not achieved on or before the Termination Date, all funds held in the escrow account shall, within 10 days after the Termination Date for the Offering, be returned directly to the respective subscribers, together with a pro rata share of any interest earned thereon. In the event the Minimum Offering is achieved on or before the Termination Date, all funds held in the escrow account attributable to subscribers whose subscriptions for the Partnership are rejected by Crown, together with any interest earned thereon, shall, within 10 days after the filing of the Certificate of Limited Partnership, be returned to such subscribers.

4.           SUITABILITY.

 (a)           As a broker dealer, you are aware of the suitability standards, set forth in the Prospectus, that an offeree must meet and represent. As such, you will make reasonable inquiry to assure that there is compliance with such standards. You will maintain records demonstrating such compliance for at least six years from the date of sale of the Units.

 (b)          In recommending the purchase of Units in the Partnership, you shall:

 (i)           Have reasonable grounds to believe, on the basis of information obtained from the offeree concerning his age, investment objectives, investment experience, income, net worth, financial situation and needs, other investments and any other information known by you or any associated person, that:

 (A)         the offeree is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus;

 (B)          the offeree has a fair market net worth sufficient to sustain the risks inherent in the Partnership, including loss of investment and lack of liquidity;

 (C)          the Partnership is otherwise suitable for the offeree; and

 (ii)          Maintain in your file documents disclosing the basis upon which the determination of suitability was reached as to each offeree.

 (c)          Notwithstanding the provisions of subsection (b) above, you shall not execute any sale of Units of in the Partnership in any discretionary account without prior written approval of the transaction by the offeree.

 (d)          Prior to executing a purchase transaction of Units of the Partnership, you shall inform the offeree of all the pertinent facts relating to the liquidity and marketability of the Units during the term of the Partnership.

5.           DISCLOSURE.

 (a)          Prior to participating in the offering, you shall have reasonable grounds to believe, based on information made available to you by Crown through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the Partnership.

 (b)          In determining the adequacy of disclosed facts pursuant to subsection (a) hereof, you may obtain information on material facts relating at a minimum to the following, if relevant in view of the nature of the Partnership:

 (i)            items of compensation;

(ii)           physical properties;

 (iii)         tax aspects;

 (iv)         financial stability and experience of Crown;

 (v)          the Partnership’s conflicts and risk factors; and

 (vi)         appraisals and other pertinent reports.

 (c)          For the purpose of subsections (a) or (b) hereof, you may rely upon the results of an inquiry conducted by another Financial Industry Regulatory Authority, Inc. (“FINRA”) member or members, provided that:

 (i)           the member or persons associated with a member has reasonable grounds to believe that such inquiry was conducted with due care;

 (ii)          the results of the inquiry were provided to you with the consent of the member or members conducting or directing the inquiry; and

 (iii)         no member that participated in the inquiry is a sponsor of the Partnership or an affiliate of such sponsor.

6.           COVENANTS AND UNDERTAKINGS OF TEXAS SECURITIES, INC.

You hereby agree:

 (a)           To undertake reasonable efforts to see that each prospective investor:

 (i)            meets any minimum income or net worth standard required in any state as set forth in the Prospectus and can reasonably benefit from his, her or its investment in the Units, based on such prospective investor’s investment objective and portfolio structure;

 (ii)           is able to bear the economic risk of an investment in the Units based upon such prospective investor’s overall financial situation; and

 (iii)          has an apparent understanding of:

 (A)         the fundamental risks of an investment in Units;

 (B)          the risk of loss of his, her or its entire investment;

 (C)          the lack of liquidity of the Units;

 (D)         the restrictions on transfer of the Units;

 (E)          our background and qualifications;

 (F)          the tax consequences associated with an investment in limited partner interests or additional general partner interests; and

 (G)          the unlimited liability associated with an investment in additional general partner interests.

 (b)          To offer the Units for sale and to sell the Units solely on the basis of the information furnished to prospective investors in the Prospectus or additional information authorized in writing by Crown. If you prepare any materials or presentations supplementary to the Prospectus, you assume complete responsibility for such materials and presentations and agree to deliver no written information other than the Prospectus to any potential subscriber unless authorized to do so in writing by Crown;

 (c)           To obtain written evidence sufficient to permit you and Crown to reasonably determine that a subscriber purporting to qualify is, in fact, so qualified;

 (d)          Prior to obtaining a subscription from any potential subscriber, to obtain evidence satisfactory to you and Crown that each subscriber meets the financial suitability requirements established in the Prospectus;

 (e)           Not to commence the offer or sale of Units in any State until you have received advice from Crown or its counsel that the Units may be offered and/or sold in such state; and

 (f)           To furnish to Crown or its designee at Crown’s request during the Offering Period, and in any event within five (5) days after the Termination Date, the subscription agreement (or a true copy thereof) of subscribers solicited by you to permit Crown or its designee to review such subscription agreement and to evaluate the qualifications of such subscribers as potential Partners.

 (g)           You expressly represent and undertake that you will fully comply with the Rules of Fair Practice of the FINRA.

7.           CLOSING CONDITIONS.

 Your obligation to deliver subscription agreements to Crown for acceptance by it is subject to the satisfaction on or before the Closing Date of the following conditions:

 (a)           On the Effective Date and during the Offering Period, no order suspending the offering or sale of the Units shall have been issued, and on the Effective Date and during the Offering Period, no proceedings for that purpose shall have been instituted, or to your knowledge or that of Crown, shall be contemplated.

 (b)           You shall have received a sworn certificate, dated the Closing Date, signed by an officer of Crown, to the effect that he has carefully read the Prospectus and that:

 (i)           as of its date, the Prospectus did not contain an untrue statement of a material fact and, to the best of his knowledge after reasonable inquiry, did not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading;

 (ii)          since the date of the Prospectus, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth;

 (iii)         since the date of the Prospectus, there has not been any adverse change in the business or proposed business, interests, oil and gas properties or proposed oil and gas properties or condition, financial or otherwise, of Crown, whether or not arising from transactions in the ordinary course of business, which might materially and adversely affect the properties or operations or proposed properties and operations of Crown or the ability of Crown to perform the services proposed to be performed by it as described in the Prospectus; and

 (iv)         to the best of his knowledge, based upon reasonable investigation, the representations and warranties of Crown in Section 1 of this Agreement are true and correct as if made at and as of the Closing Date.

 If any condition to your obligations hereunder shall not have been fulfilled when and as required by this Agreement to be fulfilled, you may waive any such condition that has not been fulfilled, extend the time for its fulfillment or terminate this Agreement. In the event that you elect to terminate this Agreement, the subscription agreement, checks and other documents and instruments delivered to you for the purchase of the Units shall be returned promptly to the subscribers solicited by you, accompanied by a notice from you of the cancellation and termination of the offering of the Units.

8.           INDEMNIFICATION.

 (a)           Subject to the conditions set forth below, we agree to indemnify and hold harmless you, each of your officers, directors and employees and each person, if any, who controls you within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing for, defending against or settling an litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon:

 (i)           any alleged untrue statement of a material fact contained in the Prospectus as from time to time amended or supplemented or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to Crown with respect to you, by you or on your behalf expressly for use in the Prospectus or any amendment or supplement thereof; and

 (ii)           the failure or alleged failure of Crown to comply with requirements of federal and state securities law.

 If any action is brought against you or any such officer, director, employee or controlling person in respect of which indemnity may be sought against Crown pursuant to the foregoing paragraph, you or such officer, director, employee or controlling person shall promptly notify the Crown in writing of the institution of such action and Crown shall assume the defense of such action, including the employment of counsel (reasonably satisfactory to you or such officer, director, employee or controlling person) and payment of expenses. You or any such officer, director, employee or controlling person shall have the right to employ personal counsel in any such case, but the fees and expenses of such counsel shall be at the expense of you or such officer, director, employee or controlling person unless the employment of such counsel shall have been authorized in writing on behalf of Crown in connection with the defense of such action or Crown shall not have employed such counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to Crown (in which case Crown shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional counsel for you and such officers, directors, employees and controlling person (which firm shall be designated in writing by you) shall be borne by Crown. Anything in this paragraph to the contrary notwithstanding, Crown shall not be liable for any settlement of any such claim or action effected without their written consent, which shall not be withheld unreasonably. The indemnity agreement contained in this Section 8(a) and the warranties and representations contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of you or any such officer, director, employee or controlling person, and shall survive any termination of this Agreement. You agree promptly to notify Crown of the assertion of any claim or of the commencement of any litigation or proceedings against you or Crown or the Partnership in connection with the issuance and sale of the Units or in connection with the Prospectus.

 (b)          You agree to indemnify and hold harmless Crown, the Partnership and each of the officers and directors of Crown and each other person, if any, who controls Crown or the Partnership within the meaning of Section 15 of the Securities Act to the same extent as the foregoing indemnity from Crown to you but only with respect to:

 (i)           the statements or omissions, if any, made in the Prospectus or any amendment or supplement thereof in reliance upon, and in conformity with, written information furnished with respect to you, by you or on your behalf expressly for use in the Prospectus or any amendment or supplement thereof; and

 (ii)          the failure or alleged failure of you to comply with the requirements of federal or state securities law. In case any action shall be commenced based on the Prospectus or amendment or supplement thereof and in respect of which indemnity may be sought against you, you shall have the rights and duties given to Crown and each other person so indemnified shall have the rights and duties given to you by the provisions of the second paragraph of Section 8(a) above. The indemnity agreements contained in this Section 8(b) shall remain in full force and effect regardless of any investigation made by or on behalf of any person indemnified herein, and shall survive any termination of this Agreement. Crown agrees promptly to notify you of the assertion of any claim, or of the commencement of any litigation or proceeding against Crown or the Partnership or any officer or director of Crown or any person who controls the Partnership within the meaning of Section 15 of the Securities Act, in connection with the issuance and sale of the Units or in connection with the Prospectus.

9.           PRIVACY.

 (a)          Customer Information . “ Customer Information ” means any information contained on a customer’s application or other form and all nonpublic personal information about a customer that a party receives from the other party. “Customer Information” includes, by way of example and not limitation, name, address, telephone number, social security number, health information and personal financial information (which may include consumer account number).

 (b)         Usage . Both you and we understand and acknowledge that each of us may be considered a financial institution subject to applicable federal and state customer and consumer privacy laws and regulations, including Title V of the Gramm-Leach-Bliley Act (15 U.S.C. 6801, et seq.) and regulations promulgated thereunder (collectively, the “ Privacy Laws “) and any Customer Information that one party receives from the other party is received with limitations on its use and disclosure. Both you and we agree that we are both prohibited from using the Customer Information received from the other party other than 1) as required by law, regulation or rule or 2) to carry out the purposes for which one party discloses Customer Information to the other party under the subscription agreement, including use under an exception permitted by Privacy Laws in the ordinary course of business to carry out the purposes of such subscription agreement.

 (c)           Nondisclosure . Subject to the provisions of Section 9(b) above, neither you, we nor Crown will disclose the Customer Information to any other person without prior permission from the other party.

 (d)           Safeguarding Customer Information . The parties shall establish and maintain safeguards against the unauthorized access, destruction, loss or alteration of Customer Information in their control that are no less rigorous than those maintained by a party for its own information of a similar nature. In the event of any improper disclosure of any Customer Information, the party responsible for the disclosure will immediately notify the other party.

10.           ANTI-MONEY LAUNDERING COMPLIANCE PROGRAMS.

 Your acceptance of this Agreement constitutes a representation to Crown that you have established and implemented an anti-money laundering compliance program in accordance with FINRA Rule 3011 and Section 352 of the Money Laundering Abatement Act reasonably expected to detect and cause reporting of suspicious transactions in connection with the sale of this security.

11.           INFORMATION AND REPORTS.

 Subject to privacy laws and the applicable privacy policies of the Partnership and us, you shall be provided access to information and the books and records of the Partnership as if you were a holder of Units, and the Partnership shall provide you with copies of all the forms of all communications provided to holders of Units on or before the date such communication is provided to such holders.

12.           CONFIDENTIALITY AND NON-SOLICITATION.

 To the extent you provide us, the Partnership, or any of our affiliates any confidential information relating to you, including information marked “Confidential,” and any lists of your registered representatives, the recipient of such information shall, subject to the use of such information for the purposes provided, use all precautions necessary to preserve the confidentiality of such information, including, but not limited to (a) limiting access to such information to persons who have a need to know such information and (b) informing its personnel of this confidentiality obligation. Notwithstanding the foregoing, there shall be no confidentiality obligations with regards to any information which was (1) previously known to the recipient, other than through its relationship with you, without a confidentiality restriction on the use of such information, (2) independently developed by the recipient as established by written evidence, (3) rightfully acquired by the recipient from a third party with full legal right to disclose such information, (4) approved for disclosure by you, (5) part of the public domain through no breach of this Agreement or (6) required by law to be disclosed. Neither the Partnership nor we nor any of our respective affiliates shall provide any information or the identity of any of such investors to any persons except in accordance with our privacy policies or those of the Partnership or as required by law or the terms of the organizational documents of the Partnership.

13.           REPRESENTATIONS AND AGREEMENT TO SURVIVE.

 Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall remain operative and in full force and effect and shall survive the Closing Date.

14.           EFFECTIVE DATE, TERM AND TERMINATION OF THIS AGREEMENT.

 (a)           This Agreement shall become effective on the Effective Date. We, or you may elect to prevent this Agreement from becoming effective without liability of any party to any other party, except as provided in subsection (c) of this Section 14, by giving notice of such election to the other parties hereto before the time this Agreement otherwise would become effective.

 (b)           You shall have the right to terminate this Agreement at any time during the Offering Period if any representations or warranties hereunder shall be found to have been incorrect or misleading or if Crown shall fail, refuse or be unable to perform any of its agreements hereunder or to fulfill any condition of your obligations hereunder of if the Prospectus shall have been amended or supplemented despite your objection to such amendment or supplement; or

 (i)            if all trading on the New York Stock Exchange or the American Stock Exchange (in this Section collectively called “ Exchange ”) shall have been suspended, or minimum or maximum prices for trading generally shall have been required on the Exchange by Exchange or by order of the Securities and Exchange Commission or any other governmental authority having jurisdiction;

 (ii)           if a banking moratorium has been declared by a state or federal authority; or

 (iii)          if Crown or its properties shall have sustained a material or substantial loss by fire, flood, accident, earthquake or other calamity or malicious act which, whether or not said loss shall have been insured, will in your opinion make it inadvisable to proceed with the offering and sale of the Units; or if there shall have been such change in the condition or prospects of the Partnership or Crown or in the levels of the prime interest rate or long-term mortgage rate or in the condition of securities markets generally as in your judgment would make it inadvisable to proceed with the offering and sale of the Units.

 (c)           If for any reason this Agreement shall not become effective or the offering hereunder is terminated, Crown shall not have any liability to you except for such liabilities, if any, as may exist or thereafter arise under Section 8 hereof.

15.           NOTICES.

 (a)           All communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered or telegraphed and confirmed to you at the address on the signature page of this Agreement; if sent to us or Crown and/or the Partnership shall be mailed, delivered, telegraphed and confirmed to us or Crown and/or the Partnership at 4024 Nazarene Dr, Carrollton, Texas 75010.

 (b)           Notice shall be deemed to be given by you to Crown or the Partnership or by us or the Partnership to you as of the third business day after the same is mailed or telegraphed as provided in Section 15(a) above.

16.           PARTIES.

 This Agreement shall inure solely to the benefit of and shall be binding upon you, us and, to the extent provided herein, Crown and the respective successors and assigns of such parties. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective successors and assigns and the controlling persons, officers, directors and employees, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers, and directors and employees, and for the benefit of no other person or corporation. No purchaser of any of the Units from you or us shall be construed a successor or assign by reason merely of such purchase.

17.           CONSTRUCTION.

 This Agreement shall be construed in accordance with the laws of the State of Texas.

18.           ARBITRATION.

 Any dispute or controversy arising out of or relating to this Agreement, the breach of this Agreement, the interpretation of this Agreement, or the sale of the Units shall be settled by arbitration in accordance with the rules of the FINRA. In the event that arbitration is not possible before the FINRA, arbitration shall be conducted in accordance with the Securities Arbitration Rules of the American Arbitration Association. Any judgment upon an award rendered in arbitration may be entered in any court having jurisdiction thereof.

19.           DELAY NOT A WAIVER.

 Neither any failure nor any delay on the part of you in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.

20.           SEVERABILITY.

 Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

21.           HEADINGS.

 The Article and/or Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(signature page follows)

If the foregoing correctly sets forth our understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement.

Very truly yours, CROWN EXPLORATION PARTNERS, LTD.

	By:	Petro-Share Management, LLC,
its general partner

By:
Name
Title

ACCEPTED AS OF THE DATE FIRST
ABOVE WRITTEN.

Texas Securities Inc.

By:
Name:

Title:		Tel:

Address:		Fax:

Federal Tax LD. #

Attention:		E-Mail:

Exhibit A

Commissions

8% of the total initial capitalization.

A-1